UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2021

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2021, New Mountain Finance Corporation (the “Company”) entered into the Amended and Restated Senior Secured Revolving Credit Agreement (the “Amended and Restated Credit Agreement”), amending and restating the Company’s existing senior secured revolving credit facility dated June 4, 2014, as previously amended, by and among Goldman Sachs Bank USA as the Administrative Agent and Issuing Bank, and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Stifel Bank & Trust as Lenders.  The Amended and Restated Credit Agreement, among other things, (i) extends the Commitment Termination Date from June 4, 2021 to June 4, 2025, (ii) extends the Final Maturity Date from June 4, 2022 to June 4, 2026, (iii) decreases the applicable margin from 1.50% to 1.10% per annum for any ABR loan and from 2.50% to 2.10% for any Eurocurrency loan, (iv) updates the language and definitions which allow for the replacement of the LIBOR Rate (and the applicable rates for certain foreign currencies) upon the occurrence of certain events and (v) reduces the required minimum aggregate value of Portfolio Investments that must be Quoted Investments from 37.5% to 30.0% of the aggregate value of all Portfolio Investments.

In addition to the amendments described above, the Amended and Restated Credit Agreement increases the maximum amount to which the facility may be increased from $200 million to $275 million. As of the date of the Amended and Restated Credit Agreement, the amount of the total commitments under the facility remains $188.5 million, of which $75 million are U.S. dollar commitments and $113.5 million are multi-currency commitments.

The description above is only a summary of the material provisions of the Amended and Restated Credit Agreement and is qualified in its entirety by reference to the copy of the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.

10.1	Form of Amended and Restated Senior Secured Revolving Credit Agreement, dated June 4, 2021, to the Senior Secured Revolving Credit Agreement dated June 4, 2014, as previously amended, by and among New Mountain Finance Corporation, as Borrower, Goldman Sachs Bank USA, as Administrative Agent and Issuing Bank, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: June 9, 2021	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary